UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : March 15, 2005

NEW VALLEY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-2493	13-5482050

(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On March 15, 2005, counsel for New Valley Corporation (“New Valley”) and its majority stockholder, Vector Group Ltd. (“Vector”), advised the Delaware Chancery Court that the parties have settled a stockholder derivative suit filed against New Valley, as a nominal defendant, its directors and Brooke Group Holding Inc., a wholly-owned subsidiary of Vector. The suit (Goodwin v. New Valley Corporation) alleges, among other things, that New Valley paid excessive consideration to purchase in 1997 Vector’s BrookeMil Ltd. subsidiary, which was engaged in the real estate business in Russia. The defendants did not admit any wrongdoing as part of the settlement, which is subject to court approval. Under the settlement, Vector will pay to New Valley $7,000,000, which will be recorded by New Valley upon receipt as additional paid-in-capital, and New Valley will pay legal fees and expenses, of up to $2,150,000, which has been charged to general and administrative expenses in New Valley’s Consolidated Statement of Operations for the year ended December 31, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW VALLEY CORPORATION
/s/ J. Bryant Kirkland III
Date: March 21, 2005	J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

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